CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION

                                       OF

                       NEW DIRECTIONS MANUFACTURING, INC.

     We, the undersigned President and Secretary of NEW DIRECTIONS MANUFACTURING, INC., do hereby certify as follows:

     That the Board of Directors of said corporation at a meeting duly convened, held on January 4th, 2000 adopted a resolution to amend the Amended Articles of Incorporation filed on January 9th, 1997 as follows:

     ARTICLE I is hereby amended to read as follows:

               That the name of the corporation is:
               AMERICAN SOIL TECHNOLOGIES, INC.

     The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 5,052,270, that said amendment has been commented to and approved by a majority vote of the stockholder holding at least a majority of each class of stock outstanding and entitled to vote thereon pursuant to the Schedule 14C Information Statement and the Action by Majority Written Consent of Shareholders of NEW DIRECTIONS MANUFACTURING, INC.


                                        /s/ Sean Lee
                                        ----------------------------------------
                                        President


                                        /s/ Jack Horner
                                        ----------------------------------------
                                        Secretary

Addendums:

The following were also adopted (see attached Board Resolution):

1. 15 old shares for 1 new share reverse stock split
2. New Officers and Board of Directors were elected
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                RESOLUTION OF NEW DIRECTIONS MANUFACTURING, INC.

The undersigned, Sean Lee, President, hereby certifies as follows:

That the Board of Directors of the Company at a meeting held on the 4th of January, 2000 adopted the following resolutions pursuant to the consent of shareholders:

     RESOLVED, that the Articles of Incorporation be amended in the following manner:

     Article one to be amended to change the corporation's name to AMERICAN SOIL TECHNOLOGIES, INC.

It was further RESOLVED that the commons tock of the Corporation be rolled back resulting in a reverse-split of (1) new share for each 15 old shares.

It was further RESOLVED that all the issued and outstanding shares of AMERICAN SOIL TECHNOLOGIES, INC. are to be exchanged for 336,818 post rollback shares of restricted common stock of the Corporation.

It was further RESOLVED, that the following individuals are hereby elected to the Board of Directors: Neil C. Kitchen, Louis Visco, Richard Stevens, Scott M. Baker and Ken R. Lew.

The meeting was then adjourned. Dated January 4th, 2000.


/s/ Sean Lee
-------------------------------
Sean Lee
President